                                                                   Exhibit 99.16

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby makes, constitutes and appoints R. Jay Gerken, Christina T. Sydor, Lewis
E. Daidone, Richard L. Peteka, Thomas C. Mandia and Michael Kocur, and each and any one of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as a Director or Trustee of the Greenwich Street Series Fund, Smith Barney Appreciation Fund Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Investment Trust, Smith Barney Massachusetts Municipals Fund, Smith Barney Oregon Municipals Fund and Smith Barney Sector Series Inc., all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended (collectively, the "Acts"), and the rules and regulations promulgated thereunder, including any registration statements (including pre-effective and post-effective amendments thereto) on Form N-1A or Form N-2 required to be filed with the SEC pursuant to the Acts.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid for the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 27th day of September 2002.

/s/ Herbert Barg                                 /s/ Elliot S. Jaffe
----------------------------                     ---------------------------
Herbert Barg                                     Elliot S. Jaffe


/s/ Alfred J. Bianchetti                         /s/ Stephen E. Kaufman
----------------------------                     ---------------------------
Alfred J. Bianchetti                             Stephen E. Kaufman


/s/ Dwight B. Crane                              /s/ Joseph J. McCann
----------------------------                     ---------------------------
Dwight B. Crane                                  Joseph J. McCann


/s/ Burt N. Dorsett                              /s/ Cornelius C. Rose, Jr.
----------------------------                     ---------------------------
Burt N. Dorsett                                  Cornelius C. Rose, Jr.